UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2005

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement

The descriptions of the Mortgage Loan (defined below) and the Management Agreement (defined below) set forth in Item 2.03 of this report are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 18, 2005, SBA CMBS-1 Depositor LLC (the “Depositor”), an indirect subsidiary of SBA Communications Corporation (the “Company”), sold, in a private transaction, $405 million of Commercial Mortgage Pass-Through Certificates, Series 2005-1 (the “Certificates”) issued by SBA CMBS Trust (the “Trust”), a trust established by the Depositor (the “Securitization Transaction”). The Certificates consist of five classes, all of which are rated investment grade. The Certificates were issued with terms identical to the Mortgage Loan (defined below). The contract weighted average fixed interest rate of the Certificates is 5.6%, and the effective weighted average fixed interest rate to SBA Properties, Inc. (“SBA Properties”) is 4.8%, on a GAAP basis, after giving effect to a settlement gain of an interest rate swap entered in contemplation of the transaction. The Certificates have an expected life of five years with a final repayment date in 2035. As discussed below, the proceeds of the Certificates were primarily used to purchase the loan of SBA Senior Finance, Inc. (“SBA Finance”) and to fund reserves and pay expenses associated with the offering.

In connection with the Securitization Transaction, the $400 million Amended and Restated Credit Agreement, dated as of January 30, 2004, among SBA Finance, as borrower and the lenders from time to time parties thereto, (the “Loan Agreement”) was amended and restated to replace SBA Properties as the new borrower under the Loan Agreement and to completely release SBA Finance and the other guarantors of any obligations under the Loan Agreement, to increase the principal amount of the loan to $405.0 million and to amend various other terms (as amended and restated, the “Mortgage Loan Agreement”). Furthermore, the Mortgage Loan Agreement was purchased by the Depositor with proceeds from the Securitization Transaction. The Depositor then assigned the Mortgage Loan to the Trust, who will have all rights as Lender under the Mortgage Loan Agreement.

Interest on the Mortgage Loan will be paid from the operating cash flows from SBA Properties’ 1,714 tower sites. SBA Properties is required to make monthly payments of interest on the Mortgage Loan. Subject to certain limited exceptions described below, no payments of principal will be required to be made prior to the monthly payment date in November 2010, which is the anticipated repayment date. However, if the debt service coverage ratio, defined as the Net Cash Flow (as defined in the Mortgage Loan Agreement) divided by the amount of interest on the Mortgage Loan, servicing fees and trustee fees that SBA Properties will be required to pay over the succeeding twelve months, as of the end of any calendar quarter, falls to 1.30 times or lower, then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make other payments required under the loan documents, referred to as excess cash flow, will be deposited into a reserve account instead of being released to SBA Properties. The funds in the reserve account will not be released to SBA Properties unless the debt service coverage ratio exceeds 1.30 times for two consecutive calendar quarters. If the debt service coverage ratio falls below 1.15 times as of the end of any calendar quarter, then an “amortization period” will commence and all funds on deposit in the reserve account will be applied to prepay the Mortgage Loan.

SBA Properties may not prepay the Mortgage Loan in whole or in part at any time prior to November 2010, except in limited circumstances (such as the occurrence of certain casualty and condemnation events relating to SBA Properties’ tower sites). Thereafter, prepayment is permitted provided it is accompanied by any applicable prepayment consideration. If the prepayment occurs within nine months of the final maturity date, no prepayment consideration is due. The entire unpaid principal balance of the Mortgage Loan will be due in November 2035. The Mortgage Loan may be defeased in whole at any time.

The Mortgage Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on substantially all of the tower sites and their operating cash flows, (2) a security interest in substantially all of SBA Properties’ personal property and fixtures and (3) SBA Properties’ rights under the Management Agreement (as defined below). SBA CMBS-1 Guarantor LLC (“Guarantor”), whose only material asset is its equity interests in SBA Properties, and SBA CMBS Holdings, LLC (“Holdings”) whose only material asset is its equity interests in Guarantor, have each guaranteed repayment of the Mortgage Loan and pledged their equity interests in their subsidiary as security for such payment obligations.

The Mortgage Loan documents include covenants customary for mortgage loans subject to rated securitizations. Among other things, SBA Properties is prohibited from incurring other indebtedness for borrowed money or further encumbering its assets. The organizational documents of SBA Properties were amended to limit its purposes and to add provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that SBA Properties maintains at least two independent directors.

In connection with the Mortgage Loan, SBA Properties entered into a management agreement (the “Management Agreement”) with SBA Network Management, Inc. (“SBA Network”) to manage all of SBA Properties’ tower sites. SBA Network is also a subsidiary of the Company. Pursuant to the Management Agreement, SBA Network performs, on SBA Properties behalf, those functions reasonably necessary to maintain, market, operate, manage and administer SBA Properties’ tower sites. SBA Network acts as SBA Properties’ exclusive agent with regard to the services described in the Management Agreement. In such capacity, SBA Network has the authority to negotiate, execute, and implement, for and on SBA Properties’ behalf, all tenant leases, ground leases, easements, contracts, permits, licenses, registrations, approvals, amendments and other documents as SBA Network deems necessary or advisable. SBA Network’s duties will include (i) marketing of site space, including locating potential customers and negotiating and executing tenant leases on behalf of SBA Properties, (ii) monitoring and managing SBA Properties’ tower sites, including managing property rights associated with the tower sites, making periodic inspections, maintaining insurance on the tower sites, keeping the tower sites in compliance with applicable laws and regulations, providing for necessary maintenance and arranging for utilities, services, equipment and supplies and payment of real and personal property taxes, impositions, ground rents, and other amounts payable with respect to each tower site and (iii) administering tenant leases, including maintaining a database of tenant leases, invoicing rent, managing delinquencies and defaults and performing services required to be performed by SBA Properties under the terms of the tenant leases. SBA Network will also perform administrative and support services for SBA Properties, including services relating to accounting, legal and litigation management, finance, the maintenance of books and records and the preparation of all financial statements, reports, notices and other documents required to be delivered by SBA Properties under the terms of the Mortgage Loan Agreement.

SBA Network arranges for the payment of all operating expenses and the funding of all capital expenditures out of amounts on deposit in one or more operating accounts maintained on SBA Properties’ behalf. For each calendar month, SBA Network is entitled to receive a management fee equal to 10% of SBA Properties’ operating revenues for the immediately preceding calendar month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2005	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer